April 2023

Filed pursuant to Rule 433 dated April 17, 2023 relating to

Preliminary Pricing Supplement No. 8,750 dated April 17, 2023 to

Registration Statement Nos. 333-250103; 333-250103-01

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Contingent Income Securities due October 25, 2023
Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Unlike ordinary debt securities, the Contingent Income Securities due October 25, 2023 Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature, which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a contingent monthly payment but only if the price of natural gas (“natural gas”), which we refer to as the commodity price, on the applicable monthly determination date is greater than or equal to 60% of the initial commodity price, which we refer to as the downside threshold level. However, if the commodity price is less than the downside threshold level on any determination date, you will not receive any contingent monthly payment for that monthly period. As a result, investors must be willing to accept the risk of not receiving any contingent monthly payments during the entire six-month term of the securities. In addition, at maturity, if the final commodity price is less than the downside threshold level, investors will be exposed to the decline in the price of natural gas and the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. Investors will not participate in any appreciation of the price of natural gas. The securities are for investors who seek an opportunity to earn interest at an above-market rate in exchange for the risk of losing their principal if the price of natural gas is below the downside threshold level on the final determination date and the risk of receiving no contingent monthly payment when the price of natural gas on the related determination date is below the downside threshold level. The securities are notes issued as part of Morgan Stanley Finance LLC’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying commodity:	Natural gas
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 20, 2023
Original issue date:	April 25, 2023 (3 business days after the pricing date)
Maturity date:	October 25, 2023
Contingent monthly payment:

• If, on any determination date, the commodity price on such date or the final commodity price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent monthly payment of $8.333 (corresponding to a rate of approximately 10.00% per annum of the stated principal amount) per security on the related contingent payment date.

• If, on any determination date, the commodity price on such date or the final commodity price, as applicable, is less than the downside threshold level, no contingent monthly payment will be made with respect to that determination date.

Payment at maturity:	• If the final commodity price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date
	• If the final commodity price is less than the downside threshold level:	(i) the stated principal amount multiplied by (ii) the commodity performance factor
Commodity performance factor:	The final commodity price divided by the initial commodity price
Downside threshold level:	$1.2684, which is 60% of the initial commodity price
Initial commodity price:	$2.114, which is the commodity price on April 14, 2023
Final commodity price:	The commodity price on the final determination date, subject to adjustments for non-trading days and certain market disruption events
Commodity price:	For any trading day, the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date.
Relevant exchange:	The NYMEX Division, or its successor, of the NYMEX, or, if such relevant exchange is no longer the principal exchange or trading market for the underlying commodity, such exchange or principal trading market for the underlying commodity that serves as the source of prices for the underlying commodity and any principal exchanges where options or futures contracts on the underlying commodity are traded
Determination dates:	The 20th calendar day of each month, from and including May 20, 2023, to and including October 20, 2023, which we refer to as the final determination date. The determination dates are subject to postponement due to non-trading days and certain market disruption events.
Contingent payment dates:	The third business day after the related determination date. If the related determination date is postponed, the contingent payment date will be the third business day after the related determination date as postponed. No adjustment will be made to any contingent monthly payment postponed due to the postponement of the applicable determination date.
CUSIP / ISIN:	61774FBS0 / US61774FBS02
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $967.00 per security, or within $22.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$4	$996
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC (“MS & Co.”), a fixed sales commission of $4 for each security they sell. See “Supplemental information concerning plan of distribution; conflicts of interest.” For additional information, see “Additional Information About the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 9.

You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 8,750 dated April 17, 2023         Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at.www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Investment Summary

Contingent Income Securities

Principal at Risk Securities

The Contingent Income Securities due October 25, 2023 Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly payment, which is an amount equal to $8.333 (corresponding to a rate of approximately 10.00% per annum of the stated principal amount) per security but only if the price of natural gas (“natural gas”), which we refer to as the commodity price, on the applicable monthly determination date is greater than or equal to 60% of the initial commodity price, which we refer to as the downside threshold level. The monthly determination dates are the 20th calendar day of each month, from and including May 20, 2023, to and including October 20, 2023, subject to postponement for non-trading days or certain market disruption events. The contingent monthly payments, if any, will be payable on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the commodity price could remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you may receive few or no contingent monthly payments during the entire term of the securities.

If the final commodity price is greater than or equal to the downside threshold level, investors will receive at maturity the stated principal amount plus the contingent monthly payment with respect to the final determination date. If the final commodity price is less than the downside threshold level, investors will be exposed to the decline in the price of the underlying commodity, as compared to the initial commodity price, on a 1-to-1 basis and will receive at maturity an amount of cash that is less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent monthly payments. In addition, investors will not participate in any appreciation of the price of the underlying commodity.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $967.00, or within $22.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying commodity. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity, instruments based on the underlying commodity, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly payment and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying commodity, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

April 2023	Page 2

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Underlying Commodity Overview

Natural gas is used primarily for residential and commercial heating and in the production of electricity. The price of natural gas to which the return on the securities is linked is based on the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date.

Underlying Commodity Information as of April 14, 2023
	Bloomberg Ticker Symbol*	Current Price	52 Weeks Ago	52 Week High	52 Week Low
Natural Gas (in U.S. dollars)	NG1	$2.114	$7.300	$9.680 (on 8/22/2022)	$1.991 (on 3/29/2023)

* The Bloomberg ticker symbol is being provided for reference purposes only. The commodity price on any trading day will be determined based on the price published by the relevant exchange.

Daily Commodity Prices of Natural Gas January 1, 2018 to April 14, 2023

* The solid red line indicates the downside threshold level of $1.2684, which is 60% of the initial commodity price.
April 2023	Page 3

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a contingent monthly payment corresponding to a rate of approximately 10.00% per annum of the stated principal amount but only if the commodity price on the applicable monthly determination date or the final commodity price, as applicable, is greater than or equal to 60% of the initial commodity price, which we refer to as the downside threshold level. The payment at maturity will vary depending on the final commodity price as follows:

Scenario 1: A contingent monthly payment is paid for some or all monthly periods and you receive your principal back at maturity	This scenario assumes that the commodity price is greater than or equal to the downside threshold level on some or all of the monthly determination dates, including the final determination date. Investors receive the contingent monthly payment with respect to each such determination date and the stated principal amount at maturity.
Scenario 2: No contingent monthly payment is paid during the term of the securities or is paid for only a limited number of monthly periods and you receive your principal back at maturity	This scenario assumes that the commodity price is less than the downside threshold level on all or nearly all of the monthly determination dates, but that the final commodity price is greater than or equal to the downside threshold on the final determination date. Since the commodity price is less than the downside threshold level on all or nearly all of the monthly determination dates, investors receive contingent monthly payments for only a limited number of contingent payment dates. At maturity, because the final commodity price is greater than or equal to the downside threshold level on the final determination date, investors receive the stated principal amount in addition to the contingent monthly payment due with respect to the final determination date.
Scenario 3: No contingent monthly payment is paid during the term of the securities or is paid for only a limited number of monthly periods and your payment at maturity is exposed to the negative performance of the commodity price	This scenario assumes that the commodity price is less than the downside threshold level on all or nearly all of the monthly determination dates, and that the final commodity price is less than the downside threshold level on the final determination date. Since the commodity price is less than the downside threshold level on all or nearly all of the monthly determination dates, investors receive contingent monthly payments for only a limited number of contingent payment dates. At maturity, because the final commodity price is less than the downside threshold level on the final determination date, no contingent monthly payment will be made with respect to the final determination date and investors receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero.

Summary of Selected Key Risks (see page 12)

Risks Relating to the an Investment in the Securities

▪	The securities do not guarantee the return of any principal at maturity.

▪	The securities do not provide for the regular payment of interest.

▪	The contingent monthly payment, if any, is paid on a monthly basis and is based solely on the price of the underlying commodity on the specified determination dates.

▪	The market price will be influenced by many unpredictable factors.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	Investors will not participate in any appreciation in the price of the underlying commodity.

▪	Investing in the securities is not equivalent to investing directly in the underlying commodity or in futures contracts or forward contracts on the underlying commodity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities.

April 2023	Page 4

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain.

Risks Relating to the Underlying Commodity

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.

▪	Investments linked to a single commodity are subject to sharp fluctuations in commodity prices, and the price of natural gas may change unpredictably and affect the value of the securities in unforeseen ways.

▪	An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities.

▪	Differences between futures prices and the spot price of the underlying commodity may decrease the amount payable at maturity.

▪	Suspension or disruptions of market trading in natural gas futures contracts may adversely affect the value of the securities.

▪	Legal and regulatory changes could adversely affect the return on and value of your securities.

April 2023	Page 5

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Fact Sheet

The securities offered are unsecured obligations of Morgan Stanley, do not guarantee any repayment of principal at maturity and have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and prospectus. The securities provide a contingent monthly payment corresponding to a rate of approximately 10.00% per annum of the stated principal amount but only if the commodity price on the applicable monthly determination date is greater than or equal to the downside threshold level. Investors must be willing to accept the risk of not receiving any contingent monthly payments and also the risk of receiving less than their initial investment at maturity, which will occur if the final commodity price is less than the downside threshold level. Under this scenario, you could lose your entire investment. The securities are notes issued as part of Morgan Stanley Finance LLC’s Series A Global Medium-Term Notes program. All payments on the securities are subject to our credit risk.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
April 20, 2023	April 25, 2023 (3 business days after the pricing date)	October 25, 2023, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley Finance LLC
Underlying commodity:	Natural gas
Aggregate principal amount:	$
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Contingent monthly payment:

▪     If, on any determination date, the commodity price on such date or the final commodity price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent monthly payment of $8.333 (corresponding to a rate of approximately 10.00% of the stated principal amount) per security on the related contingent payment date.

▪     If, on any determination date, the commodity price on such date or the final commodity price, as applicable, is less than the downside threshold level, no contingent monthly payment will be made with respect to that determination date.

Record date:	For each contingent payment date, one business day prior to the related scheduled determination date; provided, however, that any contingent monthly payment payable at maturity shall be payable to the person to whom the payment at maturity shall be payable
Payment at maturity:	▪ If the final commodity price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent monthly payment with respect to the final determination date
	▪ If the final commodity price is less than the downside threshold level:	(i) the stated principal amount multiplied by (ii) the commodity performance factor
Commodity performance factor:	The final commodity price divided by the initial commodity price
Downside threshold level:	$1.2684, which is 60% of the initial commodity price
Initial commodity price:	$2.114, which is the commodity price on April 14, 2023
Final commodity price:	The commodity price on the final determination date, subject to adjustments for non-trading days and certain market disruption events
Commodity price:	For any trading day, including the final determination date, the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date
Relevant exchange:	The NYMEX Division, or its successor, of the NYMEX, or, if such relevant exchange is no longer the principal exchange or trading market for the underlying commodity, such exchange or principal trading market for the underlying commodity that serves as the source of prices for the underlying commodity and any principal exchanges where options or futures contracts on the underlying commodity are traded
Determination dates:	The 20th calendar day of each month, from and including May 20, 2023, to and including October 20, 2023, which we refer to as the final determination date. The determination dates are subject to postponement due to non-trading days and certain market disruption events.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent monthly payment, if any, with respect to the final determination date will be made on the maturity date. The determination dates, and

April 2023	Page 6

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

therefore the contingent payment dates, are subject to postponement due to non-trading days and market disruption events, such that the contingent payment dates will be the third business day after the related determination date as postponed. No adjustments will be made to any contingent monthly payments that are paid on postponed contingent payment dates.
Postponement of maturity date:	The maturity date may be postponed as a result of the postponement of the final determination date. If, due to a market disruption event or otherwise, the final determination date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to any contingent monthly payment made on that postponed date.
Risk factors:	Please see “Risk Factors” beginning on page 12.
April 2023	Page 7

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61774FBS0
ISIN:	US61774FBS02
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under this document and is superseded by the following discussion.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly payment that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected, the following U.S. federal income tax consequences should result based on current law:

▪    Any contingent monthly payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

▪    Upon sale, exchange or settlement of the securities, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be short-term capital gain or loss.

Non-U.S. Holders should note that we currently intend to withhold on any contingent monthly payment paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld. Please read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Because the securities reference a commodity that is not treated for U.S. federal income tax purposes as an Underlying Security, payment on the securities to Non-U.S. Holders should not be subject to Section 871(m).

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws

April 2023	Page 8

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

of any state, local or non U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying preliminary pricing supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley Capital Group Inc.
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to April 14, 2023, we expect to hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in futures contracts on the underlying commodity or positions in any other available instruments that we they wish to use in connection with such hedging. Such purchase activity could potentially increase the initial commodity price, and, as a result, increase the downside threshold level, which is the price at or above which the underlying commodity must close on each determination date in order for you to receive a contingent monthly payment and in order for you to avoid being exposed to the negative performance of the underlying commodity at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, such hedging or trading activities during the term of the securities, including on the determination dates, could potentially adversely affect the price of the underlying commodity, and, accordingly, whether you receive a contingent monthly payment and the amount of cash you will receive upon sale of the securities or at maturity, if any. For further information on our use of proceeds and hedging, see “Additional Information About the Securities––Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information concerning plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $4 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Additional Information About the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” and “Additional Information About the Securities—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

This offering summary represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the cover of this document.

April 2023	Page 9

Morgan Stanley Finance LLC

Contingent Income Securities due October 25, 2023

Based on the Performance of Natural Gas With Contingent Coupon Payments Subject to the Downside Threshold Feature

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a contingent monthly payment will be determined on each monthly determination date and the payment at maturity, if any, will be determined on the final determination date. The actual initial commodity price and downside threshold level are set forth on the cover of this document. Any payment on the securities is subject to our credit risk. The numbers appearing below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Commodity Price:	$2
Hypothetical Downside Threshold Level:	$1.20 (60% of the hypothetical initial commodity price)
Contingent Monthly Payment:	$8.333 (corresponding to a rate of approximately 10.00% per annum of the stated principal amount) per security
Total Number of Determination Dates:	6

Example 1. The commodity price is greater than or equal to the downside threshold level of $1.20 on all 5 determination dates prior to the final determination date. Therefore, you would receive the contingent monthly payment of $8.333 with respect to each such determination date, totaling $8.333 × 5 = $41.665. On the final determination date, the commodity price is $1.70, which is greater than the downside threshold level. Therefore, at maturity, you would receive a payment equal to the sum of the stated principal amount and the contingent monthly payment with respect to the final determination date, calculated as follows:

stated principal amount + contingent monthly payment = $1,000 + $8.333 = $1,008.333

The total payment over the term of the securities is $41.665 + $1,008.333 = $1,049.998 per security.

Example 2. The commodity price is greater than or equal to the downside threshold level of $1.20 on 2 of the 5 determination dates prior to the final determination date, but less than the downside threshold level on the other 3 determination dates prior to the final determination date. Therefore, you would receive the contingent monthly payment of $8.333 with respect to the 2 determination dates for which the commodity price was greater than or equal to the downside threshold level, totaling $8.333 × 2 = $16.666. On the final determination date, the commodity price is $1.40, which is greater than the downside threshold level. Therefore, at maturity, you would receive a payment equal to the sum of the stated principal amount and the contingent monthly payment with respect to the final determination date, calculated as follows:

stated principal amount + contingent monthly payment = $1,000 + $8.333 = $1,008.333

The total payment over the term of the securities is $16.666 + $1,008.333 = $1,024.999 per security.

Example 3. The commodity price is greater than or equal to the downside threshold level of $1.20 on 3 of the 5 determination dates prior to the final determination date, but less than the downside threshold level on the other 2 determination dates prior to the final determination date. Therefore, you would receive the contingent monthly payment of $8.333 with respect to the 3 determination dates for which the commodity price was greater than or equal to the downside threshold level, totaling $8.333 × 3 = $24.999. On the final determination date, the commodity price is $0.80, which is less than the downside threshold level. Therefore, you would not receive a contingent monthly payment with respect to the final determination date. At maturity, because the final commodity price is less than the downside threshold level, you would receive a payment equal to the product of the stated principal amount and the commodity performance factor, calculated as follows:

stated principal amount × (final commodity price / initial commodity price) = $1,000 × ($0.80 / $2) = $400

The total payment over the term of the securities is $24.999 + $400 = $424.999 per security.

Example 4. The commodity price is less than the downside threshold on all 5 determination dates prior to the final determination date. Therefore, you would not receive a contingent monthly payment for any of the 5 determination dates prior to the final determination date. On the final determination date, the commodity price is $1.60, which is greater than the downside threshold level. Therefore, at maturity, you would receive a payment equal to the sum of the stated principal amount and the contingent monthly payment with respect to the final determination date, calculated as follows:

stated principal amount + contingent monthly payment = $1,000 + $8.333 = $1,008.333

The total payment over the term of the securities is $0 + $1,008.333 = $1,008.333 per security.

Example 5. The commodity price is less than the downside threshold on all 5 determination dates prior to the final determination date. Therefore, you would not receive a contingent monthly payment for any of the 5 determination dates prior to the final determination date. On the final determination date, the commodity price is $0.60, which is less than the downside threshold level. Therefore, you would not receive a contingent monthly payment with respect to the final determination date. At maturity, because the final commodity

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price is less than the downside threshold level, you would receive a payment equal to the product of the stated principal amount and the commodity performance factor, calculated as follows:

stated principal amount × (final commodity price / initial commodity price) = $1,000 × ($0.60 / $2) = $300

The total payment over the term of the securities is $0 + $300 = $300 per security.

If the final commodity price is less than the downside threshold level, you will be exposed to the downside performance of the underlying commodity at maturity, and your payment at maturity will be less than $600 per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of any principal at maturity. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the final commodity price is less than the downside threshold level, you will be exposed to the decline in the commodity price, as compared to the initial commodity price, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount of cash that is less than the stated principal amount in proportion to the decline in the commodity price. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, you will receive a contingent monthly payment with respect to a monthly period but only if the commodity price or final commodity price, as applicable, on the related determination date is greater than or equal to the downside threshold level. If, on the other hand, the commodity price or final commodity price, as applicable, is less than the downside threshold level on the relevant determination date, no contingent monthly payment will be made on the applicable contingent payment date. It is possible that the commodity price will remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly payments. If you do not earn sufficient contingent monthly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent monthly payment, if any, is paid on a monthly basis and is based solely on the price of the underlying commodity on the specified determination dates. Whether the contingent monthly payment will be made with respect to a determination date will be based on the commodity price on such date or the final commodity price, as applicable. As a result, you will not know whether you will receive the contingent monthly payment on any contingent payment date until the related determination date. Moreover, because the contingent monthly payment is based solely on the commodity price on a specific determination date, if such commodity price is less than the downside threshold level, you will receive no contingent monthly payment for the related interest period, even if the price of the underlying commodity was at or above the downside threshold level on other days during that interest period.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying commodity on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the market price of the underlying commodity and futures contracts on the underlying commodity and the volatility (frequency and magnitude of changes in price) of such prices;

o	whether or not the commodity price was less than the downside threshold level on any determination date;

o	trends of supply and demand for the underlying commodity at any time, as well as the effects of speculation or any government actions that could affect the markets for the underlying commodity;

o	interest and yield rates in the market;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying commodity or commodities markets generally and which may affect the price of the underlying commodity;

o	the time remaining until the maturity of the securities;

o	the availability of comparable instruments; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the

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other factors described above. For example, you may have to sell your securities at a substantial loss if the price of the underlying commodity at the time of sale is at or below its initial price and especially if the commodity price has decreased below the downside threshold level or it is believed to be likely to do so in light of the then-current price of the underlying commodity.

You cannot predict the future prices of the underlying commodity based on its historical prices. The commodity price may be less than the downside threshold level on any determination date during the period from but excluding the pricing date to and including the final determination date such that you would not be entitled to receive a contingent monthly payment in respect of such determination dates. In addition, there can be no assurance that the final commodity price will be greater than or equal to the downside threshold level on the final determination date so that you would receive at maturity an amount equal to the stated principal amount of the securities, and you may lose some or all of your investment at maturity. See “Historical Information” on page 17.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each contingent payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease

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doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investors will not participate in any appreciation in the price of the underlying commodity. Investors will not participate in any appreciation in the price of the underlying commodity from the initial commodity price, and the return on the securities will be limited to the contingent monthly payments, if any, that are paid with respect to each determination date on which the commodity price or final commodity price, as applicable, is greater than or equal to the downside threshold level.

▪	Investing in the securities is not equivalent to investing directly in the underlying commodity or in futures contracts or forward contracts on the underlying commodity. By purchasing the securities, you do not purchase any entitlement to the underlying commodity or futures contracts or forward contracts on the underlying commodity. Furthermore, by purchasing the securities, you are taking credit risk to us and not to any counter-party to futures contracts or forward contracts on the underlying commodity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, Morgan Stanley Capital Group Inc. will determine the initial commodity price, the downside threshold level, the commodity price on each determination date, including the final commodity price, the contingent monthly payment, if any, due with respect to each determination date, the payment at maturity, if any, and whether a market disruption event has occurred. Moreover, certain determinations made by MSCG in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of any commodity price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying commodity), including trading in futures contracts on the underlying commodity, and possibly in other instruments related to the underlying commodity. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying commodity and other financial instruments related to the underlying commodity on a regular basis as part of their general commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to April 14, 2023 could potentially increase the initial commodity price and, as a result, could increase the downside threshold level, which is the price at or above which the underlying commodity must close on each determination date in order for you to receive a contingent monthly payment and in order for you to avoid being exposed to the negative performance of the underlying commodity at maturity. Additionally, such hedging or trading activities during the term of the securities, including on the determination dates, could potentially adversely affect the price of the underlying commodity, and, accordingly, whether you receive a contingent monthly payment and the amount of cash you will receive upon sale of the securities or at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Launch Sheet—General Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as short-term debt instruments, in which case the timing and character of income or loss on the securities might differ from the tax treatment described herein. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

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In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Non-U.S. Holders should note that we currently intend to withhold on any contingent monthly payment paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Commodity

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The payment at maturity is linked exclusively to the price of the underlying commodity and not to a diverse basket of commodities or a broad-based commodity index. The price of the underlying commodity may not correlate to, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of the underlying commodity may be, and has recently been, highly volatile, and there can be no assurance that the volatility will lessen.

▪	Investments linked to a single commodity are subject to sharp fluctuations in commodity prices, and the price of natural gas may change unpredictably and affect the value of the securities in unforeseen ways. I Investments, such as the securities, linked to the price of a single commodity such as natural gas are subject to significant fluctuations in the price of the commodity over short periods due to a variety of factors. Natural gas is used primarily for residential and commercial heating and in the production of electricity. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry. However, because natural gas can be used as a substitute for coal and oil in certain circumstances, the price of coal and oil influence the price of natural gas. The level of global industrial activity influences the demand for natural gas. The demand for natural gas has traditionally been cyclical, with higher demand during the winter months and lower demand during relatively warmer summer months.

Seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the former Soviet Union, the Middle East, Europe and Africa. In general, the supply of natural gas is based on competitive market forces. Inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. The ability of production companies to supply natural gas, however, is dependent on a number of factors. Factors that affect the short term supply of natural gas include the availability of skilled workers and equipment, permitting and well development, as well as weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). In addition, production companies face more general barriers to their ability to increase the supply of natural gas, including access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas. See “Historical Information” on page 17.

▪	An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities. The securities have returns based on the change in price of futures contracts on the underlying commodity, not the change in the spot price of actual physical commodity to which such futures contracts relate. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity. While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact. In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time. Accordingly, investments linked

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to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

▪	Differences between futures prices and the spot price of the underlying commodity may decrease the amount payable at maturity. The initial commodity price and final commodity price that are used to determine the payment at maturity on the securities are determined by reference to the settlement price of the first nearby month futures contract for the underlying commodity on April 14, 2023 and the final determination date, respectively; provided that if any such date falls on the last trading day of such futures contract, then the second nearby month futures contract on such date will be used, and the commodity price will therefore not reflect the spot price of the underlying commodity on such dates. The market for futures contracts on the underlying commodity has experienced periods of backwardation, in which futures prices are lower than the spot price, and periods of contango, in which futures prices are higher than the spot price. If the contract is in backwardation on April 14, 2023 or in contango on the final determination date, the amount payable at maturity on the securities will be less than if the initial commodity price or final commodity price, respectively, was determined with reference to the spot price.

▪	Suspension or disruptions of market trading in natural gas futures contracts may adversely affect the value of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of natural gas and, therefore, the value of the securities.

▪	Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying commodity, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

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Historical Information

The following table sets forth the published high and low, as well as end-of-quarter, commodity prices for the underlying commodity for each quarter in the period from January 1, 2018 through April 14, 2023. The commodity price on April 14, 2023 was $2.114. We obtained the information in the table from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the underlying commodity should not be taken as an indication of its future performance. We cannot give you any assurance that the downside threshold level of 60% of the initial commodity price will not be reached. The price of the underlying commodity may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

Natural Gas (in U.S. dollars)	High ($)	Low ($)	Period End ($)
2018
First Quarter	3.631	2.552	2.733
Second Quarter	3.022	2.656	2.924
Third Quarter	3.082	2.721	3.008
Fourth Quarter	4.837	2.940	2.940
2019
First Quarter	3.591	2.551	2.662
Second Quarter	2.708	2.185	2.308
Third Quarter	2.681	2.070	2.330
Fourth Quarter	2.862	2.158	2.189
2020
First Quarter	2.202	1.602	1.640
Second Quarter	2.134	1.482	1.751
Third Quarter	2.657	1.641	2.527
Fourth Quarter	3.354	2.305	2.539
2021
First Quarter	3.219	2.446	2.608
Second Quarter	3.650	2.456	3.650
Third Quarter	5.867	3.596	5.867
Fourth Quarter	6.312	3.561	3.730
2022
First Quarter	6.265	3.717	5.642
Second Quarter	9.322	5.424	5.424
Third Quarter	9.680	5.510	6.766
Fourth Quarter	7.308	4.475	4.475
2023
First Quarter	4.475	1.991	2.216
Second Quarter (through April 14, 2023)	2.216	2.007	2.114

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